Exhibit 99.1

NRx Pharmaceuticals (Nasdaq:NRXP) Announces Path to New Drug Application with Real World Data and Broader Proposed Indication for NRX-100 (ketamine) Following Type C FDA Meeting.

●	NRx together with Osmind, Inc. conducted an in-person meeting with leadership of the FDA Division of Psychiatry Products, Director of the FDA
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Company believes the meeting provides a clear path to filing an application for New Drug Approval of NRX-101 under already-awarded Fast Track Designation based on existing clinical trial data and Real World Evidence.

●	FDA comments indicate that NRx’s desired endpoints could serve as a basis for full NDA approval, rather than serving as intermediate endpoints for more limited Accelerated Approval.
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Based on the advice at the meeting, NRx will expand the proposed indication for NRX-100 to the serve the larger population of patients with treatment-resistant depression who may have suicidality rather than only the subset with suicidality

●	FDA agreed to review NRx and Osmind protocol for analysis of Real World Data expected to provide confirmatory evidence of effectiveness in treating depression with suicidal ideation.
●	NRx anticipates submitting the New Drug Application in Q2 aiming for a 2026 PDUFA date.
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FDA comments indicate that nonclinical portions of the IND are sufficient for review in a New Drug Application and indicate no need for bridging studies related to removal of Benzethonium Chloride in the NRX-100 formulation.

●	The Abbreviated New Drug Application for preservative-free ketamine based on the current generic label continues to be reviewed with an expected decision date in Summer 2026.

WILMINGTON, Del., February 17, 2026 – NRx Pharmaceuticals, Inc. (Nasdaq: NRXP), a clinical-stage biopharmaceutical company, today announced that it has completed an in-person Type C guidance meeting at the headquarters of the US Food and Drug Administration. Present at the meeting were leaders of the FDA Division of Psychiatry Products, the FDA Office of Neuroscience, and the FDA Center for Drug Evaluation and Research. The guidance meeting followed an in-person FDA listening meeting the prior day with an expanded FDA audience in which leaders of Osmind, Inc., presented in detail the structure and potential information contained in their Real World Evidence database related to the treatment of psychiatric disorders, including the use of ketamine and intranasal S-ketamine.

Based on oral guidance received at the meeting, NRx believes it has a path to filing an application for New Drug Approval of NRX-100 (preservative-free ketamine) based on Substantial Evidence of Effectiveness derived from existing data from adequate and well controlled trials together with confirmatory evidence from more than 65,000 patients identified in the Real World Evidence dataset. A preliminary analysis of a 20,000 person subgroup of that dataset presented in the meeting suggested noninferiority and potentially superiority of intravenous (IV) ketamine compared to intranasal S-ketamine. A 400 person PCORI-funded randomized trial has previously documented non-inferiority of IV ketamine compared to ECT, with a dramatic safety advantage (0% vs. 30%) of IV ketamine vs. ECT in the incidence of short-term memory loss.

Based on the oral guidance received, NRx believes it has sufficient data to apply for a treatment indication of “Treatment-Resistant Depression (TRD) in the context of suicidality,” rather than the narrower originally-sought indication of “Suicidal ideation in patients with depression.” It is believed that more than 10 million Americans have TRD and the US Centers for Disease Control estimates that 3.6 million experience suicidal ideation each year.

Based on the guidance received, NRx anticipates applying for full New Drug Approval, rather than the originally anticipated Accelerated Approval pathway for the treatment of patients with suicidal depression. The Accelerated Approval pathway would have required confirmatory clinical trials within five years, whereas full approval requires no confirmatory trials.

At the meeting, FDA agreed to work collaboratively with NRx and Osmind in the coming weeks to agree on the statistical analysis protocol for the full 65,000 person dataset, to enable submission of the Real World Evidence to the NDA in compliance with recent FDA guidance. The Company anticipates that this will represent the first time Real World Evidence is incorporated in the review of a CNS drug under FDA’s new guidance.

In its comments ahead of meeting, FDA advised NRx that no additional nonclinical data would be required for review of NRx’s New Drug Application and that no bridging studies would be needed to support NRx’s preservative-free formulation compared to the currently-approved preservative-containing formulation of ketamine. The Company anticipates submitting its application with stability data sufficient to support three years of room temperature shelf stability.

After its discussion of the Osmind database, FDA indicated a willingness to work with the NRx and Osmind in the coming weeks to approve an analysis protocol for submission of the Osmind Real World Data as confirmatory data in support of the existing clinical trials that will be submitted to document Substantial Evidence of Effectiveness consistent with the newly-released Real World Evidence guidance.

Although NRx had anticipated seeking only five years of Accelerated Approval with required confirmatory data, FDA indicated that the clinical endpoints proposed by the Company could be sufficient for full New Drug Approval upon successful review of the NDA. Moreover, based on the guidance received, the Company expects to expand the proposed indication of NRX-100 from just those patients with active suicidal ideation to the broader population of patients with treatment-resistant depression in the setting of suicidal ideation.

In addition to this planned New Drug Application for the innovative formulation of NRX-100 now targeting depression with suicidality, the FDA Office of Generic Drug Products has received the Company’s filing of an Abbreviated New Drug Application for a generic version of preservative-free ketamine for use in anesthesia and pain control with a planned decision date in summer 2026.

“We deeply appreciate the FDA’s meeting with us at the leadership level and guiding us to pursue a New Drug Application for NRX-100 for the benefit of the millions of Americans who tragically form a plan to end their lives each year,” said Dr. Jonathan Javitt, founder, Chairman, and CEO of NRx pharmaceuticals. Based on the guidance received, we will be using the clinical trial data already in hand together with the proposed Real World Data to apply for approval of a lifesaving drug to meet the needs of Americans, particularly Veterans and First Responders.”

About NRx Pharmaceuticals, Inc.
NRx Pharmaceuticals, Inc. (www.nrxpharma.com), is a clinical-stage biopharmaceutical company developing therapeutics based on its NMDA platform for the treatment of central nervous system disorders, specifically suicidal depression, chronic pain, and PTSD. The Company is developing NRX-100 (preservative-free intravenous ketamine) and NRX-101, (oral D-cycloserine/lurasidone). NRX-100 has been awarded Fast Track Designation for the treatment of Suicidal ideation in Depression, including Bipolar Depression. NRX-101 has been awarded Breakthrough Therapy Designation for the treatment of suicidal bipolar depression. NRx has filed an Abbreviated New Drug Application (ANDA), and initiated a New Drug Application filing for NRX-100 with an application for the Commissioner’s National Priority Voucher Program for the treatment of suicidal ideation in patients with depression, including bipolar depression.

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